SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

TPG-Axon Management LP
TPG-Axon Partners GP, L.P.
TPG-Axon GP, LLC
TPG-Axon Partners, LP
TPG-Axon International, L.P.
TPG-Axon International GP, LLC
Dinakar Singh LLC
Dinakar Singh

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1)           Title of each class of securities to which transaction applies:

    2)           Aggregate number of securities to which transaction applies:

    3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)           Proposed maximum aggregate value of transaction:

    5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)           Amount Previously Paid:

    2)           Form, Schedule or Registration Statement No.:

    3)           Filing Party:

    4)           Date Filed:

On December 10, 2012, TPG-Axon Management LP and its affiliates (collectively, "TPG-Axon") posted additional materials to www.shareholdersforsandridge.com to include excerpts from and citations to several print and video media that may be relevant to TPG-Axon's solicitation of written consents from stockholders of SandRidge Energy, Inc. ("SandRidge").  Copies of such materials are filed herewith as Exhibit 1.

Also on December 10, 2012, TPG-Axon posted an advertisement on The Oklahoman's website directing SandRidge stockholders to click on a link that accesses the www.shareholdersforsandridge.com website.  The text of the advertisement is as follows:  IF YOU ARE A SHAREHOLDER OF SANDRIDGE STOCK, CLICK HERE.